Exhibit 99.1

Generation Income Properties Inc.

Overview of Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial information of Generation Income Properties, Inc. (the “Company”) gives effect to the disposition of a Starbucks-occupied single-tenant net-leased retail property completed on May 22, 2026 (the “Disposition”). The Company, through its indirect wholly owned subsidiary GIPFL 10002 N Dale Mabry, LLC, sold the property located at 10002 N. Dale Mabry Highway, Tampa, Florida to 10002 N Dale Mabry, LLC, a Florida limited liability company (Andrew R. Livingstone, Manager), as permitted assignee of Andrew Livingstone under the Purchase and Sale Agreement, for a purchase price of $2,964,000, resulting in net proceeds to the Company of $1,959,170 after customary prorations and adjustments.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2026 gives effect to the Disposition as if it had occurred on March 31, 2026. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2025 and for the three months ended March 31, 2026 give effect to the Disposition as if it had occurred on January 1, 2025.

The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X and is based on the Company’s historical consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

The unaudited pro forma condensed consolidated financial information reflects adjustments that are directly attributable to the Disposition and factually supportable. The adjustments reflected in the unaudited pro forma condensed consolidated statements of operations are also expected to have a continuing impact on the Company’s results of operations. The pro forma adjustments include, among other things:

•
removal of revenues and expenses associated with the disposed properties;
•
elimination of depreciation and amortization related to the disposed properties; and
•
removal of the related real estate assets and liabilities in the pro forma balance sheet.

The unaudited pro forma condensed consolidated financial information has been prepared for illustrative purposes only and does not purport to represent what the Company’s financial position or results of operations would have been had the Dispositions occurred on the dates indicated. The unaudited pro forma condensed consolidated financial information also should not be considered representative of the Company’s future financial position or results of operations.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the accompanying notes and the Company’s historical consolidated financial statements and related notes incorporated by reference herein.

Generation Income Properties, Inc.
Pro Forma Consolidated Balance Sheet
March 31, 2026

	Historical	Starbucks	Pro Forma
	(unaudited)	Tampa, FL	(unaudited)
Assets

Investments in real estate
Land	$19,630,821	$(1,443,262)	$18,187,559
Building and site improvements	63,882,423	(723,763)	63,158,660
Acquired tenant improvements	2,265,766	(20,504)	2,245,262
Acquired lease intangible assets	9,218,135	(112,830)	9,105,305
Less: accumulated depreciation and amortization	(15,400,673)	308,379	(15,092,294)
Net real estate investments	$79,596,472	$(1,991,980)	$77,604,492

Cash and cash equivalents	289,468	(324)	289,144
Restricted cash	34,500	-	34,500
Deferred rent asset	380,291	-	380,291
Prepaid expenses	164,844	(3,565)	161,279
	-	-	-
Prepaid guaranty fees - related party	-	-	-
Accounts receivable	3,907	390	4,297
Escrow deposits and other assets	753,127	(4,944)	748,183
Held for sale assets	1,083,054	-	1,083,054
Right-of-use asset, net	5,969,795	-	5,969,795
Total Assets	$88,275,458	$(2,000,423)	$86,275,035

Liabilities and Equity

Liabilities
Accounts payable	$1,614,169	$(23,755)	1,590,414
Accrued expenses	1,494,566	(17,421)	1,477,145
Accrued expense - related party	1,063,501	-	1,063,501
Acquired lease intangible liabilities, net	1,353,103	(2,433)	1,350,670
Deferred rent liability	137,942	-	137,942
Lease liability, net	6,529,157	-	6,529,157
Loan payable - related party	6,721,429	-	6,721,429
Mortgage loans, net of unamortized debt issuance costs and debt discount	47,337,648	(772,708)	46,564,940
Derivative liabilities	279,578	-	279,578
Total liabilities	$66,531,093	$(816,317)	$65,714,776

Redeemable Non-Controlling Interests	$26,966,173	$(1,959,170)	$25,007,003

Stockholders' Equity
Common stock, $0.01 par value, 100,000,000 shares authorized; 7,882,731 shares issued and 5,979,661 outstanding at March 31, 2026.	$59,400	$-	$59,400
Additional paid-in capital	30,075,515	(1,109,570)	28,965,945
Accumulated deficit	(35,749,584)	1,884,634	(33,864,950)
Total Generation Income Properties, Inc. Stockholders' Equity	$(5,614,669)	$775,064	$(4,839,605)

Non-Controlling Interest	392,861	-	392,861
Total equity	$(5,221,808)	$775,064	$(4,446,744)

Total Liabilities and Equity	$88,275,458	$(2,000,423)	$86,275,035

Generation Income Properties, Inc.
Pro Forma Consolidated Statement of Operations
For the Three Months Ended March 31, 2026

	Historical	Starbucks	Pro Forma
	(unaudited)	Tampa, FL	(unaudited)
Revenue
Rental income	$2,173,736	$(42,010)	$2,131,726
Other income	10,468	-	10,468
Total revenue	$2,184,204	$(42,010)	$ #REF!

Expenses
General and administrative expense	$406,443	$(225)	$406,218
Building expenses	509,738	(5,937)	503,801
Depreciation and amortization	1,134,428	(18,379)	1,116,049
Interest expense, net	981,598	(10,968)	970,630
Compensation Costs	388,689	-	388,689
Total expenses	$3,420,896	$(35,509)	$3,385,387
Operating (loss) income	(1,236,692)	(6,501)	(1,243,193)
Other expense	(237)	-	(237)
Gain on derivative valuation	155,851	-	155,851
Loss on transfer of LLC interests in satisfaction of debt	(185,069)	-	(185,069)
Net loss	$(1,266,147)	$(6,501)	$(1,272,648)
Less: Net income attributable to non-controlling interests	864,988	-	864,988
Net loss attributable to Generation income Properties, Inc.	$(2,131,135)	$(6,501)	$(2,137,636)

Total Weighted Average Shares of Common Stock Outstanding - Basic & Diluted	6,814,332		6,814,332

Basic & Diluted Loss Per Share Attributable to Common Stockholders	$(0.31)		$(0.31)

Generation Income Properties, Inc.
Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2025

	Historical	Starbucks	Pro Forma
	(unaudited)	Tampa, FL	(unaudited)
Revenue
Rental income	$9,698,991	$(173,355)	$9,525,636
Other income	40,951	(59)	40,892
Total revenue	$9,739,942	$(173,414)	$9,566,528

Expenses
General and administrative expense	$2,191,051	$(1,693)	$2,189,358
Building expenses	2,529,527	(24,932)	2,504,595
Depreciation and amortization	4,995,717	(73,517)	4,922,200
Interest expense, net	5,771,280	(57,421)	5,713,859
Compensation Costs	1,240,282	-	1,240,282
Total expenses	$16,727,857	$(157,563)	$16,570,294
Operating (loss) income	(6,987,915)	(15,851)	(7,003,766)
Other expense	(287)	50	(237)
Loss on derivative valuation	(335,344)	-	(335,344)
Dead deal expense	(75,502)	-	(75,502)
Loss on extinguishment of debt	(926,398)
Gain on sale of property	1,936,446
Net loss	$(6,389,000)	$(15,801)	$(6,404,801)
Less: Net income attributable to non-controlling interests	3,951,904	-	3,951,904
Net loss attributable to Generation income Properties, Inc.	$(10,340,904)	$(15,801)	$(10,356,705)

Total Weighted Average Shares of Common Stock Outstanding - Basic & Diluted	5,165,879		5,165,879

Basic & Diluted Loss Per Share Attributable to Common Stockholders	$(2.00)		$(2.00)

Generation Income Properties Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1 – Basis of Presentation

The unaudited pro forma condensed consolidated financial statements are presented in accordance with Article 11 of Regulation S-X and give effect to the disposition of a Starbucks-occupied single-tenant net-leased retail property located at 10002 N. Dale Mabry Highway, Tampa, Florida, completed on May 22, 2026 (the “Disposition”), as described in the accompanying Overview of Unaudited Pro Forma Condensed Consolidated Financial Statements.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2026 is presented as if the Disposition occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2025 and for the three months ended March 31, 2026 are presented as if the Dispositions occurred on January 1, 2025.

The pro forma adjustments are based on currently available information and assumptions that management believes are reasonable.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what the Company’s consolidated financial position or results of operations would have been had the Disposition been completed on the dates assumed, nor are they necessarily indicative of future consolidated financial condition, results of operations, or cash flows.

Note 2 – Pro Forma Adjustments

The following pro forma adjustments are directly attributable to the Disposition and are factually supportable.

(a) Removal of Net Real Estate Assets and Related Equity Impact

Represents the removal of the historical carrying values of the disposed properties, including land, buildings and improvements, tenant improvements, and accumulated depreciation. The resulting difference between the net book value and the estimated sales proceeds, net of estimated closing costs and other transaction-related adjustments, is reflected as an adjustment to retained earnings within stockholders’ equity in the unaudited pro forma condensed consolidated balance sheet.

(b) Removal of Property-Level Indebtedness

Represents the removal of mortgage debt secured by the disposed properties that was repaid in connection with the Disposition, including the elimination of any unamortized deferred financing costs associated with the extinguished debt.

(c) Removal of Historical Operating Results

Represents the elimination of rental revenues, property operating expenses, and depreciation and amortization associated with the disposed properties for the periods presented, as the pro forma financial statements assume the Disposition occurred on January 1, 2025.

(d) Removal of Interest Expense Associated with Property-Level Debt

Represents the elimination of interest expense associated with the mortgage debt secured by the disposed properties for the periods presented, as such debt was repaid in connection with the Disposition.